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                                                                    EXHIBIT 99.2

               IN THE COURT OF CHANCERY FOR THE STATE OF TENNESSEE
                  TWENTIETH JUDICIAL DISTRICT, DAVIDSON COUNTY

DASBURG, S.A., On Behalf     )
Of Itself And All Others     )
Similarly Situated,          )
                             )
         Plaintiff,          )   Civil Action No. 98-239-III
                             )
vs.                          )   CLASS ACTION
                                 ------------
                             )
CORRECTIONS CORPORATION      )
OF AMERICA, DOCTOR R. CRANTS,)
THOMAS W. BEASLEY, CHARLES   )
A. BLANCHETTE, and DAVID L.  )
MYERS,                       )   Chancellor Lyle
                             )
          Defendants.        )
_____________________________)

FINAL JUDGMENT AND ORDER OF
DISMISSAL WITH PREJUDICE

         On this 8th day of February, 2001, a hearing having been held before this Court pursuant to the Orders of this Court, dated October 13, 2000 and January 10, 2001, on the application of the parties for approval of the settlement set forth in the Stipulation of Settlement, dated as of October 12, 2000 (the "Stipulation") and the Amended Stipulation of Settlement, dated as of January 10, 2001 (the "Amended Stipulation"). Due and adequate notice having been given to the Settlement Class as required in said Orders and the Court having considered all papers filed and proceedings had herein and otherwise being fully informed in the premises and good cause appearing therefore,

          NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:



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         1. This Judgment incorporates by reference the definitions in the
Stipulation and the Amended Stipulation and all terms used therein shall have the same meanings set forth in the Stipulation and the Amended Stipulation.

         2. This Court has jurisdiction over the subject matter of the Action, the Plaintiff, and other Members of the Settlement Classes, and the Defendants.

         3. The Notice of Pendency and Proposed Settlement of Class Action and the Supplemental Notice of Pendency of Class Action, Proposed Settlement Thereof, Settlement Hearing and Right to Share in Settlement Fund given to the Settlement Class was the best notice practicable under the circumstances, including the individual notice to all members of the Settlement Class who could be identified through reasonable effort, to all persons within the definition of the Settlement Class and fully met the requirements of Rule 23 of the Tennessee Rules of Civil Procedure, due process, the United States Constitution, and any other applicable law.

         4. The settlement of the Action, as set forth in the Stipulation and the Amended Stipulation, is approved as fair, reasonable to the Settlement Class and to each of the Settling Parties, and the Stipulation and Settlement are hereby finally approved in all respects, and the Settling Parties are directed to perform its terms.

         5. Except as to any individual claim of those persons (identified in Exhibit 1 annexed hereto) who have validly and timely requested exclusion from the Settlement Class, the Action and all claims contained therein, as well as all of the Released Claims (including Unknown Claims), are dismissed with prejudice as to the Representative Plaintiff and the other Members of the Settlement Class, and as against the Released Persons. The Parties are to bear their own costs, except as otherwise provided in the Stipulation and the Amended Stipulation.




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         6. Pursuant to Rule 23 of the Tennessee Rules of Civil Procedure, this
Court has certified a Settlement Class consisting of all Persons who purchased the common stock of Corrections Corporation of America between April 24, 1997 and April 20, 1998. Excluded from the Settlement Class are Defendants and any entity that nominated a Defendant to serve on the Board of Directors of Corrections Corporation of America or its predecessors, members of the immediate family of any Defendant, any entity in which an excluded person has or had a controlling interest, present or former directors of Corrections Corporation of America, and the legal representatives, heirs, successors, or assigns of any Defendant.

         7. With respect to the Settlement Class, this Court finds and concludes that: (a) the members of the Settlement Class are so numerous that joinder of all Settlement Class members in the class action is impracticable; (b) there are questions of law and fact common to the Settlement Class which predominate over any individual questions; (c) the claims of the Representative Plaintiff are typical of the claims of the Settlement Class; (d) the Representative Plaintiff and its counsel have fairly and adequately represented and protected the interests of the Members of the Settlement Class; and (e) a class action is superior to other available methods for the fair and efficient adjudication of the controversy, considering: (i) the interests of the Members of the Settlement Class in individually controlling the prosecution of the separate actions, (ii) the extent and nature of any litigation concerning the controversy already commenced by Members of the Settlement Class, (iii) the desirability or undesirability of continuing the litigation of these claims in this particular forum, and (iv) the difficulties likely to be encountered in the management of the class action.

         8. Upon the Effective Date, the Representative Plaintiff and each of the Members of the Settlement Class shall be deemed to have, and by operation of this Judgment, shall have, fully,



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finally, and forever released, relinquished and discharged all Released Claims
(including Unknown Claims) against each and all of the Released Persons, whether or not such Settlement Class Members execute and deliver the Proof of Claim and Release. All Settlement Class Members are hereby forever barred and enjoined from prosecuting the Released Claims against the Released Persons.

         9. Upon the Effective Date, each of the Defendants shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever released, relinquished and discharged the Representative Plaintiff, the Settlement Class Members, and Representative Plaintiffs' Counsel, from all claims (including Unknown Claims) arising out of, relating to, or in connection with the institution, prosecution, assertion or resolution of the Action or the Released Claims.

         10. Only those Settlement Class Members filing valid and timely Proofs of Claim and Release shall be entitled to participate in the settlement and receive distributions from the Settlement Fund. The Proof of Claim and Release to be executed by the Settlement Class Members shall release all Released Claims against the Released Persons. All Settlement Class Members shall, as of the Effective Date, be bound by the releases set forth herein whether or not they submit a valid and timely Proof of Claim and Release.

         11. Neither the Stipulation or the Amended Stipulation, nor the settlement contained therein, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Amended Stipulation or the Settlement: (i) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Claim, or of any wrongdoing or liability of the Defendants or their Related Persons; (ii) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the Defendants or their Related Persons



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in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal; or (iii) shall be offered in evidence by any Settlement Class Member or Representative Plaintiff's Counsel for any purpose except as provided herein. Defendants have denied and continue to deny each and all of the claims alleged in the Action. Released Persons may file the Stipulation, the Amended Stipulation and/or Judgment from the Action in any other action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction or any theory of claim preclusion or issue preclusion or similar defense or counterclaim. The Settling Parties, their respective counsel or any other Member of the Settlement Class may file the Stipulation or the Amended Stipulation in any proceeding brought to enforce any of its terms on provisions.

         12. The Court finds that during the course of the Actions, the Settlement Parties and their respective counsel at all times complied with the requirements of Tenn. R. Civ. P. 11.

         13. Any Plan of Allocation submitted by Plaintiff's Settlement Counsel or any order entered regarding the attorneys' fee application shall in no way disturb or affect this Final Judgment and shall be considered separate from this Final Judgment.

         14. Exclusive jurisdiction is hereby retained over the Parties and the Settlement Class Members for all matters relating to the Actions, including the administration, interpretation, effectuation or enforcement of the Stipulation of Settlement, the Amended Stipulation of Settlement and this Judgment, and including any application for fees and expenses incurred in connection with administering and distributing the settlement proceeds to the Members of the Settlement Class.

         15. In the event that the settlement does not become effective in accordance with the terms of the Stipulation and/or the Amended Stipulation then this Judgment shall be rendered null



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and void to the extent provided by and in accordance with the Stipulation and the Amended Stipulation and shall be vacated and, in such event, all orders entered and releases delivered in connection herewith shall be null and void to the extent provided by and in accordance with the Stipulation and the Amended Stipulation.

         16. Without further Order of the Court, the Parties may agree to reasonable extensions of time to carry out any of the provisions of the Stipulation of Settlement and/or the Amended Stipulation of Settlement.

                                    /s/ Ellen Hobbs Lyle
                                    --------------------------------------------
                                    THE HONORABLE ELLEN HOBBS LYLE CHANCELLOR





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